Exhibit 21
FEDEX CORPORATION

Jurisdiction of
Organization or Registration

1. Federal Express Corporation	Delaware
I. Federal Express Aviation Services International, Ltd.	Delaware
II. Federal Express Canada Ltd.	Canada
III. Federal Express (India) Pvt. Ltd.	India
IV. Federal Express International, Inc.	Delaware
A. Dencom Investments Limited	Northern Ireland
1. Dencom Freight Holdings Limited	Northern Ireland
a. F.E.D.S. (Ireland) Limited	Ireland
b. Federal Express (N.I.) Limited	Northern Ireland
c. Fedex (Ireland) Limited	Ireland
B. Federal Express (Australia) Pty Ltd.	Australia
C. Federal Express Czech s.r.o.	Czech Republic
D. Federal Express Europe, Inc.	Delaware
1. FedEx UK Holdings Limited	England and Wales
a. ANC Group Limited	England and Wales
i. ANC Trustees No. 2 Limited	England and Wales
ii. ANC Business Services Limited	England and Wales
a. ANC Group Trustees Limited	England and Wales
b. ANC Holdings (1995) Limited	England and Wales
1. FedEx UK Limited	England and Wales
i. FedEx UK Supply Chain Services Limited	England and Wales
2. ANC (Scotland) Limited	Scotland
3. ANC (Nottingham) Limited	England and Wales
4. ANC International Limited	England and Wales
i. ANC Holdings Limited	England and Wales
a. ANC Limited	England and Wales
b. Esprit-In-Night Express Limited	England and Wales
2. Federal Express (Austria) GmbH	Austria
3. Federal Express Corporation Finland Oy	Finland
4. Federal Express Europe, Inc. & Co., V.O.F./S.N.C.	Belgium
5. Federal Express European Services, Inc.	Delaware
6. Federal Express Poland Sp.zo.o.	Poland
7. FedEx Supply Chain Services Europe B.V.	Netherlands
a. FedEx Supply Chain Services Belgium B.V.B.A.	Belgium
b. FedEx Supply Chain Services Ireland Limited	Ireland
c. FedEx Supply Chain Services Netherlands B.V.	Netherlands
d. FedEx Supply Chain Services UK Limited	United Kingdom
8. Federal Express (U.K.) Pension Trustees Ltd.	United Kingdom
9. FLYING-CARGO Hungary Kft.	Hungary
10. Prakash Air Freight Private Limited	India
E. Federal Express Finance P.L.C.	United Kingdom
F. Federal Express Holdings S.A.	Delaware
1. Federal Express (Antigua) Limited	Antigua
2. Federal Express (Antilles Francaises) S.A.R.L.	French West Indies
3. Federal Express (Barbados) Limited	Barbados
4. Federal Express (Bermuda) Limited	Bermuda
5. Federal Express Cayman Limited	Cayman Islands
6. Federal Express Costa Rica, Limitada	Costa Rica
7. Federal Express (Dominicana) S.A.	Dominican Republic
8. Federal Express Entregas Rapidas, Ltd.	Brazil
9. Federal Express (Grenada) Limited	Grenada
10. Federal Express (Haiti) S.A.	Haiti
11. Federal Express Holdings (Mexico) y Compania S.N.C. de C.V.	Mexico

Jurisdiction of
Organization or Registration

12. Federal Express (Jamaica) Limited	Jamaica
13. Federal Express (St. Kitts) Limited	St. Kitts
14. Federal Express (St. Lucia) Limited	St. Lucia
15. Federal Express (St. Maarten) N.V.	Netherland Antilles
a. Federal Express (Aruba) N.V.	Netherland Antilles
16. Federal Express (Turks & Caicos) Limited	Turks & Caicos Islands
17. Federal Express Virgin Islands, Inc.	U.S. Virgin Islands
18. FedEx (Bahamas) Limited	Bahamas
19. FedEx Transportes Expresos (Guatemala), Limitada	Guatemala
G. Federal Express International (France) SNC	France
H. Federal Express International Limited	United Kingdom
I. Federal Express International y Compania S.N.C. de C.V.	Mexico
J. Federal Express Japan K.K.	Japan
K. Federal Express Korea Co., Ltd.	Korea
L. Federal Express Luxembourg, Inc.	Delaware
M. Federal Express Pacific, Inc.	Delaware
1. Federal Express (Hong Kong) Limited	Hong Kong
a. Federal Express (China) Company Limited	Peoples Republic of China
2. Federal Express Management Consulting (Shanghai) Co.,Ltd.	Peoples Republic of China
3. Federal Express Services (M) Sdn. Bhd.	Malaysia
4. Federal Express Brokerage Sdn. Bhd.	Malaysia
N. Federal Express (Singapore) Pte. Ltd.	Singapore
O. Federal Express (Thailand) Limited	Thailand
P. Fedex (N. I.) Limited	Northern Ireland
Q. FedEx Supply Chain Services International, Inc.	Delaware
R. FedEx Supply Chain Solutions (Logistica) DO Brasil LTDA	Brazil
S. Winchmore Developments Ltd.	England
V. Federal Express Leasing Corporation	Delaware
VI. FEDEX Customs Brokerage Corporation	Delaware
VII. FedEx Partners, Inc.	Delaware
VIII. FedEx Spain, S.L.	Spain
IX. Flying Tigers Limited	New Zealand
2. Caliber System (Canada), Inc.	Canada
3. CEDC, Inc.	Delaware
4. FedEx Corporate Services, Inc.	Delaware
I. FedEx Customer Information Services, Inc.	Delaware
II. FedEx Global Supply Chain Services, Inc.	Delaware
A. FedEx Supply Chain Services, Inc.	Ohio
1. FedEx Supply Chain Services (Canada), Ltd.	Ontario
2. Caliber Logistics Healthcare, Inc.	Ohio
III. FedEx Internet Technologies Corporation	Delaware
IV. FedEx Services International, Inc.	Delaware
5. FedEx Custom Critical, Inc.	Ohio
I. AutoQuik, Inc.	Delaware
II. FedEx Custom Critical GmbH	Germany
III. FedEx Custom Critical Passport Auto Transport, Inc.	Delaware
A. FedEx Custom Critical AutoTrans, Inc.	Delaware
IV. FedEx Truckload Brokerage, Inc.	Delaware
V. Third Party Services, Inc.	Delaware
VI. UrgentFreight, Inc.	Delaware
6. FedEx Freight Corporation	Delaware
I. Caribbean Transportation Services, Inc.	Delaware
II. FedEx Freight West, Inc.	California
A. Bay Cities Diesel Engine Rebuilders Inc.	California
B. Viking de Mexico, S.A. de C.V.	Mexico
III. FedEx Freight East, Inc.	Arkansas
A. American Freightways, Inc.	Arkansas
B. FedEx Freight de Mexico, S. de R.L. de C.V.	Mexico
C. FXF Logistica, S. de R.L. de C.V.	Mexico

Jurisdiction of
Organization or Registration

D. Razorback Servicios de Mexico, S. de R.L. de C.V.	Mexico
IV. FedEx Freight System, Inc.	Delaware
V. FedEx National LTL, Inc.	Delaware
VI. FedEx Freight Canada Holding Company, Inc.	Delaware
A. FedEx Freight Canada, Corp.	Nova Scotia
7. FedEx Global Logistics, Inc.	Delaware
8. FedEx Ground Package System, Inc.	Delaware
I. FedEx Ground Package System, Ltd.	Wyoming
II. FedEx SmartPost, Inc.	Delaware
III. RPS de Mexico, S.A. de C.V.	Mexico
IV. FXG Urban Renewal Corporation	New Jersey
V. RPS Urban Renewal Corporation	New Jersey
9. FedEx Trade Networks, Inc.	Delaware
I. FedEx Trade Networks Trade Services, Inc.	Delaware
A. World Tariff, Limited	California
II. FedEx Trade Networks Transport & Brokerage, Inc.	New York
A. FedEx Trade Networks Transport & Brokerage (Canada), Inc.	Canada
B. FedEx Trade Networks Transport & Brokerage (Hong Kong), Inc.	Delaware
C. FedEx Trade Networks Transport & Brokerage (Hong Kong)Limited	Hong Kong
1. FedEx International Freight Forwarding Agency Services (Shanghai) Company Limited	People's Republic of China
10. Roadway Global Air, Inc.	Delaware
11. FedEx Office and Print Services, Inc.	Texas
I. Kinko’s Network, Inc.	Delaware
II. FedEx Kinko’s International, Inc.	Delaware
A. Shanghai Kinko’s Copy Service Co., Ltd.	People's Republic of China
B. Kinko’s Netherlands, Inc.	Delaware
1. FedEx Kinko’s Nederland B.V.	Netherlands
2. Kinko’s Amsterdam One	Netherlands
3. Kinko’s Nederland VOF	Netherlands
C. Kinko’s Mexico, Inc.	Delaware
1. Soluciones Integrales K, S. de R.L. de C.V.	Mexico
2. FedEx Kinko’s de Mexico, S. de R.L. de C.V.	Mexico
D. Kinko’s Corporate Document Solutions B.V.	Netherlands
E. Kinko’s Cayman Limited	Cayman Islands
F. Beijing Kinko’s Copy Service Co., Ltd.	People's Republic of China
G. Shenzhen Kinko’s Pacific Copy Services Company, Ltd.	People's Republic of China
H. FedEx Kinko’s Limited	United Kingdom
I. FedEx Kinko’s Canada Limited	Canada
J. FedEx Kinko’s Korea Ltd.	Korea
K. FedEx Kinko’s Japan Co., Ltd.	Japan
III. FedEx Kinko’s International (Australia), Pty Ltd.	Australia
IV. FedEx Kinko’s Business Stationery Print System, Inc.	Washington
A. Howard Press, Inc.	New Jersey
B. Image Press, Inc.	California
12. Tiger International Insurance Limited	Cayman Islands